                            SCHEDULE 14A INFORMATION
          Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant  [ X ]

Filed by a Party other than the Registrant  [   ]

Check the appropriate box:

[   ]  Preliminary Proxy Statement        [   ]  Confidential, for Use of the
                                                 Commission Only (as Permitted
                                                 by Rule 14a-6(e)(2))
[ X ]  Definitive Proxy Statement
[   ]  Definitive Additional Materials
[   ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                              SALEM CORPORATION
               (Name of Registrant as Specified in its Charter)
- -------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ X ]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
       or Item 22(a)(2) of Schedule 14A.

[   ]  $500 per each party to the controversy pursuant to Exchange Act Rule
       14a-6(i)(3).

[   ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

       (1) Title of each class of securities to which transaction applies:

           ---------------------------------------------------------------

       (2) Aggregate number of securities to which transaction applies:

           ---------------------------------------------------------------

       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

           ---------------------------------------------------------------

       (4) Proposed maximum aggregate value of transaction:

           ---------------------------------------------------------------

       (5) Total fee paid:
                           ------------------------------------------------

[   ]  Fee paid previously with preliminary materials.

[   ]  Check box if any part of the fee is offset as provided by Exchange Act
       Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       (1) Amount Previously Paid:

           ---------------------------------------------------------------

       (2) Form, Schedule or Registration Statement No.:

           ---------------------------------------------------------------

       (3) Filing Party:

           ---------------------------------------------------------------

       (4) Date Filed:

           ---------------------------------------------------------------

LOGO

                   BOX 2222 - PITTSBURGH, PENNSYLVANIA 15230

                                                                   April 9, 1996

To Our Shareholders:

     On behalf of the Board of Directors and Management, I cordially invite you to attend the Annual Meeting of Shareholders of the Company to be held on May 9, 1996 at 2:00 P.M., local time, at the Sheraton Bal Harbour, 9701 Collins Avenue, Bal Harbour, Florida.

     We look forward to seeing you at the meeting. Should you be unable to attend, however, it is important that your shares be represented, regardless of the number of shares you own. Accordingly, whether or not you plan to attend, please sign and promptly return your proxy card in the enclosed envelope which requires no postage if mailed in the United States. If you should attend and wish to vote in person, you may, of course, revoke your proxy at that time.

                                                     Sincerely,

                                                     /s/ A. A. FORNATARO

                                                     A. A. Fornataro
                                                     President and
                                                     Chief Operating Officer

                               SALEM CORPORATION

                         ------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 9, 1996
                         ------------------------------

     The Annual Meeting of Shareholders of Salem Corporation will be held at the Sheraton Bal Harbour, 9701 Collins Avenue, Bal Harbour, Florida on Thursday, May 9, 1996 at 2:00 P.M., local time, for the following purposes:

        (1) To elect four directors of the class whose term will expire with the annual meeting of shareholders in 1999, as specified in the accompanying Proxy Statement;

        (2) To approve an amendment to the Company's Management Incentive Plan to permit the return to the Company's income of any funds remaining in the bonus pool following the award of bonuses under the Plan;

        (3) To ratify the selection of Arthur Andersen LLP as independent auditors to examine the financial statements of the Company; and

        (4) To transact any and all other business which may properly come before the meeting or any adjournment thereof.

     The close of business on April 8, 1996 has been fixed as the record date for the determination of shareholders entitled to notice of, and to vote at, the annual meeting or any adjournment thereof.

     Whether or not you plan to attend the meeting in person, please complete and return the enclosed proxy in the envelope furnished for that purpose.

                                          /s/ MARCO B. LOFFREDO, JR.

                                          Marco B. Loffredo, Jr.
                                          Secretary

April 9, 1996

                       (See accompanying Proxy Statement)

                               SALEM CORPORATION
                         ------------------------------

                                PROXY STATEMENT

                         ------------------------------

             ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MAY 9, 1996

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Salem Corporation (the "Company") to be voted at the Annual Meeting of Shareholders of the Company which has been scheduled for May 9, 1996 at 2:00 P.M., local time, at the Sheraton Bal Harbour, 9701 Collins Avenue, Bal Harbour, Florida and at any adjournment of the meeting. It is expected that this Proxy Statement and the accompanying form of proxy will be first mailed to shareholders on or about April 9, 1996.

     The shares represented by each proxy received by the Company in the form solicited will be voted on the proposals listed in the notice of the meeting as specified by the shareholder on the proxy. If no such specification is made, such shares will be voted for the election of the nominees for election as directors named herein and in favor of Proposals (2) and (3). Any such proxy may be revoked at any time before it is voted by giving written notice of such revocation to the Secretary of the Company, by submitting a subsequently dated proxy or by attending the meeting and withdrawing the proxy.

     Only shareholders of record at the close of business on April 8, 1996 will be entitled to notice of, and to vote at, the meeting. On such record date, there were outstanding 1,864,882 shares of the Company's Common Stock. Shareholders are entitled to one vote per share and may vote in person or by proxy. A majority of such shares outstanding on the record date will constitute a quorum for the transaction of business.

     In the election of directors, shareholders have cumulative voting rights, which means that every shareholder of record entitled to vote has the right to multiply the number of votes to which he or she is entitled by the total number of directors to be elected and to cast the whole number of such votes for one nominee or distribute them among any two or more nominees. For example, if a shareholder owns one share of the Company's Common Stock and does not wish to vote cumulatively and does not withhold authority to vote for any nominee for director, such shareholder will, in effect, have cast one vote for each of the four nominees; if on the other hand, a shareholder who owns one share of the Company's Common Stock wishes to vote cumulatively, he or she may cast all four votes for one nominee for director by withholding authority to vote for all other nominees. A shareholder may also distribute his or her available votes in any proportion among two or more nominees. Unless authority is withheld, the persons named in the enclosed proxy will allocate the votes represented by the proxies in the manner they deem proper in their best judgment.

     The Company understands that the 917,634 shares of the Company's Common Stock owned by Victor Posner have been deposited in a voting trust (the "Voting Trust") pursuant to a trust order entered by the United States District Court for the Southern District of New York. Pursuant to the terms of the Voting Trust, in the election of directors such shares are to be voted to the greatest extent possible in proportion to the votes cast for those nominees who would have been elected had Mr. Posner's shares not been voted. In the case of all other matters submitted for a vote by the Company's shareholders, Mr. Posner's shares are to be voted in proportion to the votes cast by all of the Company's other shareholders in favor of, or against, each such proposal. Notwithstanding the foregoing, George H. Heyman, as trustee of the Voting Trust (the "Trustee") may, in his discretion, vote the shares otherwise except as limited by an Order of the District Court dated June 30, 1995 (the "Order"). See "Involvement in Certain Legal Proceedings--Actions Involving Fischbach" for a description of the terms of the Voting Trust and the Order dated June 30, 1995.

     The mailing address of the Company's principal executive office is P.O. Box 2222, Pittsburgh, Pennsylvania 15230.

                           POSSIBLE CHANGE IN CONTROL

     The Company's Board of Directors decided on March 21, 1996 to cease the active solicitation of bids for the Company in order to limit future expenditures for the sale process. The Company terminated the engagement of its financial advisor, Donaldson, Lufkin & Jenrette Securities Corporation, and the Company's Special Negotiating Committee (formerly known as the Independent Committee) and such Committee's counsel were directed to cease activities.

     On April 3, 1996, the Board of Directors received an offer from Victor Posner to acquire all of the Company's outstanding Common Stock for a cash purchase price of $20 per share. As of the date of mailing of this Proxy Statement, the Board had not determined how to respond to Mr. Posner's offer and remained open to inquiries from other bidders. Management has also indicated that it may explore the possibility of the acquisition of the Company.

     As of the date of mailing, it is not possible to predict whether the Board will accept or reject Mr. Posner's offer of $20 per share or whether other offers to acquire the Company will be submitted by management or any other party in the foreseeable future. However, if a merger offer is received by the Company and approved by its Board of Directors, it will then be submitted to the Company's shareholders for their approval. Under Pennsylvania law, the affirmative vote of a majority of the votes cast by all holders of the Company's Common Stock entitled to vote will be required to approve a merger. Shareholders will be entitled to exercise dissenters' rights of appraisal. The Company's officers and directors collectively own 32,325 shares of the Company's Common Stock constituting approximately 1.7% of the shares outstanding.

     Under the Voting Trust described above, the 917,634 shares of the Company's Common Stock owned by Victor Posner, constituting 49.2% of the outstanding shares, are to be voted on all proposals submitted for the vote of shareholders in the same proportion as the votes cast by all other shareholders. By letter dated June 26, 1995, the Trustee under the Voting Trust advised the District Court for the Southern District of New York that if a merger proposal were made for the Company, the Trustee likely would follow Mr. Posner's instructions in regard to voting on a merger, unless otherwise instructed by the court. On June 30, 1995, the District Court entered an Order instructing that "with respect to all proposed transactions that require shareholder approval . . . [t]he Trustee has, in all cases, the right and the duty to vote Victor Posner's shares proportionately, which Victor Posner may not question." The District Court further ordered that Mr. Posner "continues to retain the right to bid for himself or to make his own offer with respect to any such transaction." On March 8, 1996, the United States Court of Appeals for the Second Circuit entered a Summary Order affirming the District Court's order. See "Involvement in Certain Legal Proceedings--Actions Involving Fischbach" for a description of the terms of the Voting Trust.

     If a merger or other proposal to acquire some or all of the Company's Common Stock is accepted and a transaction resulting in the acquisition of the Company is consummated, the Company's Common Stock may thereafter no longer be considered to be publicly held. In such event, the Company would no longer be subject to reporting requirements under the Securities Exchange Act of 1934. In addition, the shares of Common Stock owned by Mr. Posner, if sold to an unrelated third party, will then no longer be subject to the Voting Trust. See "Involvement in Certain Legal Proceedings--Actions Involving Fischbach." Changes may also be made in the Company's management including, among other things, the replacement of some or all of the Company's directors and executive officers. It is therefore possible that nominees named herein to become directors to serve in office until 1999 will not serve their entire three-year terms if elected. Although the Company anticipates that any acquisition offer, if made, will be to acquire all of the Company's outstanding Common Stock, it is possible, depending on the form of the proposed transaction, some shares will remain outstanding.

                           1.  ELECTION OF DIRECTORS

INFORMATION CONCERNING NOMINEES AND CONTINUING DIRECTORS

     It is recommended that the four nominees herein named be elected directors of the Company for the terms specified herein. The Bylaws of the Company provide that the Board of Directors shall be divided into three classes, that the directors of each class shall serve for a term of three years and that at each annual meeting the shareholders shall elect successors to the directors of the class whose terms expire with such annual meeting. At the forthcoming annual meeting, the shareholders will elect four directors to serve until the annual meeting in 1999, with each to serve until his successor is elected and qualified or until his prior death, resignation or removal. Phillip
H. Smith was not nominated to stand for reelection as a director. Because of the resulting disparity in class size, Robert D. McBride, whose term as a director would have otherwise expired in 1998, has been nominated to serve as a director until 1999. Unless otherwise specified on the proxy, the shares represented by the proxy will be voted for the election of the four nominees. Although the Company is unaware of any reason why any of these nominees would be unwilling or unable to serve if elected, if such contingency should occur, such shares will be voted, in the absence of a contrary direction, for the other nominees named below and may be voted for alternative nominees in the judgment of the persons named in the proxies.

     Information regarding each director and nominee, his or her principal occupation during the last five years and current directorships, is set forth below. Unless otherwise indicated, all nominees have had the indicated principal occupations for the past five years or more. See "Information Concerning Certain Related Corporations" and "Involvement in Certain Legal Proceedings" for additional information regarding various corporations for which some of the directors and nominees serve or have served as directors and executive officers.

NOMINEES TO SERVE IN OFFICE UNTIL 1999:

     A. A. FORNATARO, 65, has been President of the Company since December 1992 and served as its Executive Vice President from July 1988 until such time. He has been Chief Operating Officer of the Company since July 1988. For more than five years prior thereto, he was Vice President of the Company. He has been a director of the Company since July 1988 and has served the Company in various management positions since 1965.

     DONALD L. HOYLMAN, 66, is Group Vice President of the Company and has been a director of the Company since 1971. He has served the Company in various management positions since 1970.

     ROBERT D. MCBRIDE, 68, has been Chairman of McLouth Steel (a manufacturer of steel products) since April 1994. He was Chairman and Chief Executive Officer of McLouth Steel from October 1992 until April 1994. Mr. McBride was President and Chief Executive Officer of such company from December 1990 until October 1992 and has been a director of such company since May 1988. He retired as President of National Steel Corporation (a manufacturer of steel products) in July 1986, and worked as a management consultant until December 1990. He is a director of the Dreyfus Funds of Mellon Bank (a group of mutual funds). He has been a director of the Company since February 1990.

     ALEXANDER STUART, 74, retired in 1991 as the Executive Vice President and a director of Samuel, Son & Co. Ltd., Canada's largest flat-rolled metals processing service center. He was active in the management of such service centers for 30 years. Mr. Stuart has been a director of the Company since July 1993.

CONTINUING DIRECTORS WITH TERMS STATED TO EXPIRE IN 1997:

     MELVIN R. COLVIN, 75, was Executive Vice President of Security Management Corporation ("SMC") until his resignation in December 1993. He was Senior Vice President of Pennsylvania Engineering Corporation ("PEC"), Birdsboro Corporation ("Birdsboro"), NVF Company ("NVF"), APL Corporation ("APL"), DWG Corporation ("DWG"), Southeastern Public Service Company ("Southeastern") and Wilson Brothers ("Wilson") and Vice President of National Propane Corporation ("National Propane") until his retirement on September 1, 1991. Mr. Colvin is a director of NVF and APL. Until April 23, 1993, he was a director of DWG, Southeastern and Wilson. He was also a director of PEC and Birdsboro until their bankruptcy filing in February 1992. He has been a director of the Company since 1984.

     MILTON DEANER, 71, was President of the American Iron and Steel Institute from 1987 through August 1993. Mr. Deaner is now retired. He has been a director of the Company since 1984.

     BERNARD I. POSNER, 79, was Senior Vice President of PEC, Birdsboro, NVF, DWG, National Propane, APL, Southeastern and Wilson until September 1, 1991. He is a director of NVF and APL. Until April 23, 1993, he was a director of DWG, Southeastern and Wilson. He was also a director of PEC and Birdsboro until their bankruptcy filing in February 1992. He served as Vice President of SMC until December 1993. He has been a director of the Company since 1984.

     MARTIN J. POSNER, 48, is Senior Vice President of the Company, a position he has held since July 1993. He has also served as Executive Vice President of NVF since June 1988. From January 1986 to June 1988 he was President and Chief Operating Officer of Masury Steel Service Center Co., a wholly-owned subsidiary of Sharon Steel Corporation ("Sharon"). He is also a director of NVF and, until April 23, 1993, was a director of Southeastern and DWG. He has been a director of the Company since July 1988.

CONTINUING DIRECTORS WITH TERMS STATED TO EXPIRE IN 1998:

     BRENDA N. CASTELLANO, 40, has been the Company's Senior Vice President since July 1993 and Assistant Secretary since October 1989. She served as the Company's Vice President from October 1989 until July 1993. She has been an Executive Vice President of NVF since December 1990 and a director of such corporation since March 1989. In addition, she has been Executive Vice President and a director of APL since September 1989. From March 1988 until April 23, 1993, she was employed by DWG and certain of its subsidiaries. She was Executive Vice President and Assistant Secretary of DWG from October 1990 until April 23, 1993 (Senior Vice President and Assistant Secretary from July 1989 to October 1990 and a director of such corporation from July 1988 to October 1990) and was Senior Vice President and a director of Southeastern from March 1989 until April 23, 1993. From April 23, 1993 until April 23, 1994, Ms. Castellano served as a consultant to DWG's successor, Triarc Companies, Inc. She is also President of Brenda Nestor Assoc., Inc., a real estate investment, property management and sales firm and Executive Vice President, Secretary, Assistant Treasurer and a director of SMC. She has been a director of the Company since March 1989.

     MARCO B. LOFFREDO, JR., 46, is an attorney in North Miami, Florida. Mr. Loffredo was elected Secretary of the Company in June 1993 and Chairman of the Board in April 1994. From October 1994 until June 1995, Mr. Loffredo served as the President of a subsidiary of SMC, Security Financial & Investment Corp. d/b/a Riviera Cabinets. He has been a director of NVF since February 1987 and has been its Acting Secretary since June 1993. Mr. Loffredo was a director of APL from November 1986 until June 1995 and served as its President, Chief Executive Officer and Chairman from August 1993 until June 1995. Until April 23, 1993, he was a director of Southeastern, Graniteville Company, Wilson and National Propane and was a director of DWG from December 1986 through December 1991. In addition, from April 1987 until its filing under Chapter 7 of the Federal Bankruptcy Code (the "Bankruptcy Code") in February 1992 in the United States Bankruptcy Court for the Western District of Pennsylvania, he was a director of PEC and from September 1987 until its filing under Chapter 7 of the Bankruptcy Code in February 1992 in the United States Bankruptcy Court for the Western District of Pennsylvania he was a director of Birdsboro. Mr. Loffredo served two terms as Mayor of North Miami, Florida from 1983 to 1987. Mr. Loffredo also served as a trustee of the North Shore Medical Center, Miami, Florida, from November 1990 until August 1994. He has been a director of the Company since March 1987.

     VINCENT J. SCHAFMEISTER, JR., 72, is Chief Executive Officer and Vice Chairman of the Board of the North Shore Medical Center Foundation and Division Director of Development and Community Relations for the North Shore Medical Center in Miami, Florida. Mr. Schafmeister is involved in numerous community activities in the Miami Shores and Dade County, Florida areas. He has been a director of the Company since July 1993.

     LEO L. WALLBERG, JR., 63, is the owner of Wallberg Realty, which provides real estate, financial and banking consulting services. Mr. Wallberg began his banking career in 1958. From June 1972 until October 1973, he served as director, Assistant President and Operating Manager of Peoples American Bank. From October 1973 until January 1977, he served as President and Operating Manager of Peoples American National Bank of North Miami Beach. From January 1977 until he retired in July 1991, Mr. Wallberg was President and Chairman of the Board of Peoples First National Bank of North Miami Beach and Senior Vice

President, Comptroller and Vice Chairman of the Executive Committee of Peoples Group of National Banks. Mr. Wallberg has been a director of the Company since July 1993.

     Twenty meetings of the full Board of Directors were held in 1995. Each incumbent director attended more than 75% of such meetings of the Board, and of all committees, that he or she was eligible to attend during such period.

     Bernard I. Posner is the father of Martin J. Posner and the brother of Victor Posner.

INFORMATION REGARDING CERTAIN STANDING COMMITTEES OF THE BOARD OF DIRECTORS

     The Company has standing, audit, compensation and nominating committees. The Company also has executive, intercompany and subsidiary transactions, business development and long range planning and directors' affairs and board governance committees.

     The Audit Committee makes recommendations to the Board regarding the selection of the Company's independent auditors, reviews with the independent auditors the scope and results of their engagement, the accounting principles, policies and practices and reporting policies and practices followed by the Company, and the adequacy of the Company's internal accounting, financial and operating controls and periodically reports the substance of such reviews to the Board. During 1995, the Committee met 11 times. The current members of the Audit Committee are Melvin R. Colvin, Phillip H. Smith and Leo L. Wallberg, Jr.

     The Compensation and Human Resources Committee makes recommendations to the Board concerning the compensation of the officers and directors of the Company and also administers the Company's Management Incentive Plan. The Committee met seven times during 1995. The current members of the Compensation and Human Resources Committee are Marco B. Loffredo, Jr., Phillip H. Smith and Alexander Stuart.

     The Nominating Committee recommends to the Board nominees for election to the Company's Board of Directors. The Nominating Committee met twice during 1995. The current members of the Nominating Committee are Brenda N. Castellano, Vincent J. Schafmeister, Jr. and Messrs. Colvin, Loffredo and Wallberg. The Nominating Committee will consider suggestions for nominees received from shareholders. Shareholders who wish to suggest nominees to be considered in connection with the election of directors at the 1997 Annual Meeting must submit their suggestions in writing to the Secretary of the Company. The shareholder should specify the name of each proposed nominee and should set forth information as to his or her qualifications for membership on the Board of Directors.

     The Executive Committee has the authority to take action between meetings of the Board with respect to matters which a majority of the Committee votes to be necessary to be addressed prior to the next meeting of the Board. At its meeting held August 11, 1995, the Board of Directors voted to restrict the authority of the Executive Committee to matters involving expenditures of less than $100,000, the declaration of regular quarterly dividends and as otherwise directed by the Board of Directors from time to time. The Executive Committee met ten times in 1995. The current members of the Executive Committee are Messrs. Colvin, Loffredo, Smith and Wallberg.

     The Intercompany and Subsidiary Transactions Committee makes recommendations to the Board concerning transactions between the Company and/or its subsidiaries and other affiliated entities. The Committee met eight times during 1995. The current members of the Committee are Milton Deaner and Messrs. Colvin, Smith and Stuart.

     The Business Development and Long Range Planning Committee monitors business strategy and development opportunities for the Company. The Committee met three times in 1995. The current members of the Committee are Ms. Castellano, A. A. Fornataro, Robert D. McBride, Martin J. Posner and Messrs. Colvin, Smith and Loffredo.

     The Directors' Affairs and Board Governance Committee has been given the duties of, among other things, performing an annual evaluation of the Board's performance, addressing corporate social responsibility issues, working with management on succession planning, proposing revisions to the Company's Bylaws and reviewing issues concerning corporate ethics. The Committee met once during 1995. The current members of the Committee are Ms. Castellano and Messrs. Deaner, Loffredo, McBride and Smith.

     At its meeting on November 11, 1994, the Board of Directors established an ad hoc committee (originally known as the Independent Committee) of three independent directors to establish a fair process with respect to the evaluation of any offer to acquire the Company received from third parties. The original members of the Committee were Messrs. McBride, Smith and Wallberg. Mr. Fornataro was added as a member of the Committee in October 1995 and the Committee was thereafter referred to as the Special Negotiating Committee. On March 21, 1996, the Board of Directors directed the Special Negotiating Committee and its counsel to cease activity. See "Possible Change in Control." The Special Negotiating Committee met 80 times during 1995.

COMPENSATION OF DIRECTORS

     Each member of the Board of Directors of the Company, other than directors who are also employed by, or are consultants to, the Company or any of its affiliates, receives a monthly retainer of $1,000 plus $1,000 for each Board meeting and $750 for each committee meeting attended in person or by telephone. An additional retainer fee of $250 per month is paid to each director, other than Company employees or consultants, serving as a committee chairperson.

                   2.  AMENDMENT OF MANAGEMENT INCENTIVE PLAN

     Under the Company's Management Incentive Plan (the "Plan") a bonus pool is established each year based upon the Company's earnings during the year. Awards to eligible employees are made by the Board of Directors following review and recommendation by the Compensation and Human Resources Committee. See "Executive Compensation--Summary Compensation Table" and "Report of the Compensation and Human Resources Committee on Executive Compensation."

     Pursuant to Section IV(C) of the Plan, "[i]ncentive funds established under the Plan for a fiscal year but not awarded shall be added to the respective incentive funds for awards in successive years." In accordance with the formula specified by the Plan, an accrual of $298,000 was established for the incentive fund for 1993. Bonus awards under the Plan for 1993 aggregated $100,000 leaving a remaining accrual of $198,000. In 1994, an accrual of $624,000 was established and awards aggregating $403,705 were made leaving an additional remaining accrual of $220,295. A total of approximately $540,000 has been accrued under the Plan for 1995 but has not yet been awarded. See "Executive Compensation--Summary Compensation Table" and "Report of the Compensation and Human Resources Committee on Executive Compensation."

     At its meeting held December 7, 1995, the Board of Directors voted to recommend to the shareholders that the Plan be amended to permit the return to the Company's income of excess accruals of the bonus pool from time to time. If the proposed amendment is adopted, the Board of Directors may thereafter in its discretion determine to return to income all, or a portion of, the $418,295 currently remaining in the bonus pool for 1993 and 1994 and amounts which in the future may remain following the grant of awards under the Plan or to permit some or all of such excess amounts to remain in the pool for awards in successive years.

     THE AFFIRMATIVE VOTE OF A MAJORITY OF THE OUTSTANDING COMMON STOCK IS REQUIRED FOR THE ADOPTION OF THIS AMENDMENT TO THE PLAN. The Company understands that the 917,634 shares owned by Victor Posner which have been deposited in the Voting Trust should be voted in the same proportion as the votes cast on this proposal by all other shareholders. Consequently, if Mr. Posner's shares are voted in that manner, the affirmative vote by shareholders owning at least 473,625 of the remaining shares will be required to approve this amendment. See "Involvement in Certain Legal Proceedings--Actions Involving Fischbach."

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF THIS
             AMENDMENT TO THE COMPANY'S MANAGEMENT INCENTIVE PLAN.

                 3.  RATIFICATION OF THE SELECTION OF AUDITORS

     The Audit Committee has selected and the Board of Directors has approved, subject to ratification by the shareholders of the Company, Arthur Andersen LLP, as independent auditors, to audit the financial statements of the Company. Arthur Andersen LLP has served as the Company's auditors since 1962. Representatives of Arthur Andersen LLP are expected to be present at the meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions. THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE COMPANY'S COMMON STOCK PRESENT AT THE MEETING IN PERSON OR BY PROXY IS REQUIRED FOR THE SELECTION OF ARTHUR ANDERSEN LLP. The Company understands that the 917,634 shares owned by Victor Posner which have been deposited in the Voting Trust should be voted in the same proportion as the votes cast by all other shareholders on the selection of Arthur Andersen LLP. Consequently, if Mr. Posner's shares are voted in that manner, the affirmative vote by shareholders owning at least 473,625 of the remaining shares will be required to ratify the selection of Arthur Andersen LLP as independent auditors for the Company. See "Involvement in Certain Legal Proceedings--Actions Involving Fischbach."

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The security ownership of each person known to the Company to be the beneficial owner of more than five percent of any class of the Company's voting securities, as of April 8, 1996, is as follows:

                                                                             PERCENT
 TITLE OF CLASS         NAME AND ADDRESS OF OWNER             AMOUNT         OF CLASS
- ----------------    ----------------------------------    ---------------    --------
Common Stock        Victor Posner(1)                      917,634 shares       49.2%
                    6917 Collins Avenue
                    Miami Beach, FL 33141
Common Stock        Heartland Advisors, Inc.(2)           127,450 shares        6.8%
                    790 North Milwaukee Street
                    Milwaukee, WI 53202
Common Stock        Dimensional Fund Advisors, Inc.(3)    126,257 shares        6.8%
                    1299 Ocean Avenue
                    Santa Monica, CA 90401

- ---------

(1) All of such shares are held in the Voting Trust pursuant to which the Trustee exercises voting control. Victor Posner has retained sole dispositive power with respect to such shares. See "Involvement in Certain Legal Proceedings--Actions Involving Fischbach" for a description of the terms of such trust.

(2) The Company has been advised that Heartland Advisors, Inc. is a registered investment advisor and is deemed to have beneficial ownership of 127,450 shares of the Company's Common Stock as of December 31, 1995. Information contained herein concerning Heartland Advisors, Inc. is based on a filing made by it on Schedule 13G as amended by Amendment No. 1 thereto dated February 9, 1996.

(3) The Company has been informed that Dimensional Fund Advisors Inc. ("Dimensional"), a registered investment advisor, is deemed to have beneficial ownership of 126,257 shares of the Company's Common Stock as of December 31, 1995, all of which shares are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company, or in series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, all of which Dimensional serves as investment manager. The Company has been informed that Dimensional disclaims beneficial ownership of all such shares. Information contained herein with respect to Dimensional is based on filings made by it on
    Schedule 13G as amended by Amendment No. 7 thereto dated February 7, 1996.


     The beneficial ownership as of April 8, 1996 of the Company's Common Stock by each director of the Company or nominee who has such ownership, and by all officers and directors of the Company as a group, is set forth in the following table:

                           NAME OF                             AMOUNT AND NATURE OF     PERCENT
                       BENEFICIAL OWNER                       BENEFICIAL OWNERSHIP(1)   OF CLASS
- -------------------------------------------------------------------------------------   --------
A. A. Fornataro...............................................       7,125 shares(2)         *
Donald L. Hoylman.............................................      14,500 shares(3)         *
Martin J. Posner..............................................         700 shares            *
Phillip H. Smith..............................................       9,850 shares(4)         *
Officers and directors of the Company as a group (6
  persons)....................................................      32,325 shares          1.7%


- ---------
 *  Constitutes less than one percent of the Company's outstanding Common Stock.

(1) Except as otherwise noted, to the best of the Company's knowledge, each listed person has both sole voting power and sole investment power as to the shares set forth opposite his name.

(2) Does not include 7 shares owned by Mr. Fornataro's daughter as to which he disclaims any beneficial ownership.

(3) Includes 3,000 shares owned by Mr. Hoylman's wife.

(4) Includes 4,500 shares owned by Mr. Smith's wife and 1,600 shares owned by Mr. Smith's children and grandchildren; does not include 300 shares owned by a daughter of Mr. Smith as to which he disclaims any beneficial ownership.


SECTION 16(A) REPORTING DELINQUENCIES

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors and executive officers, and persons who own more than ten percent of the Company's Common Stock to file with the Securities and Exchange Commission ("SEC") initial reports of ownership and reports of changes in ownership of Common Stock of the Company. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all such forms they file. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required during the fiscal year ended December 31, 1995, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with.

                               EXECUTIVE OFFICERS

     The executive officers of the Company are listed below.

                                                                                             YEAR FIRST
                                                                                              ELECTED
              NAME                                     TITLE                         AGE      OFFICER
- --------------------------------  -----------------------------------------------    ---     ----------
A. A. Fornataro*................  President and Chief Operating Officer              65         1977
Marco B. Loffredo, Jr.*.........  Chairman of the Board and Secretary                46         1993
Martin J. Posner*...............  Senior Vice President                              48         1993
Brenda N. Castellano*...........  Senior Vice President and Assistant Secretary      40         1989
Donald L. Hoylman*..............  Group Vice President                               66         1971
George A. Douglas...............  Corporate Controller and Treasurer                 52         1988
David D. Struth.................  Assistant Secretary                                34         1988

     Those executive officers who are also directors of the Company are designated by an asterisk (*) and their business experience during the past five years is set forth above under the caption "Election of Directors." Each of the persons named above who is an executive officer but not a director of the Company has been employed by the Company for five years or more. Some of the persons named above also perform services for, and hold offices with, other corporations affiliated with the Company. See "Information

Concerning Certain Related Corporations" and "Involvement in Certain Legal Proceedings" for additional information about such corporations. The term of office of each executive officer is one year and until his or her successor is elected and qualified or until his or her prior death, resignation or removal.

              INFORMATION CONCERNING CERTAIN RELATED CORPORATIONS

     Victor Posner owns approximately 49.2% of the outstanding Common Stock of the Company. See "Security Ownership of Certain Beneficial Owners and Management," "Involvement in Certain Legal Proceedings--Actions Involving Fischbach" and "Certain Relationships and Business Transactions." He also owns approximately 19.4% of the outstanding common stock of NVF (approximately 21.6% assuming Mr. Posner's exercise of all rights to acquire such common stock and no exercise by any other person of such rights) and SMC owns approximately 17% of NVF's outstanding stock. All of the stock of SMC is owned by Victor Posner, a foundation created by Victor Posner and trusts created for the benefit of Victor Posner and his children. Until June 8, 1995, NVF owned approximately 68.1% and Victor Posner owned approximately 2.7% of the outstanding common stock of APL (approximately 10.5% assuming Mr. Posner's exercise of all rights to acquire such common stock and no exercise by any other person of any such rights). APL owned approximately 52.9% of the outstanding common stock of Fischbach Corporation ("Fischbach") until its acquisition by American International Group, Inc. in July 1990. All of the shares of common stock of NVF and APL owned by SMC, NVF (in the case of APL), Victor Posner and trusts created for the benefit of Victor Posner and his children were placed in trust. See "Involvement in Certain Legal Proceedings--Actions Involving Fischbach."

     Until December 1990, the effective date of the Plan of Reorganization (the "Sharon Reorganization Plan") of Sharon Steel Corporation ("Sharon"), NVF owned approximately 74% of the outstanding common stock of Sharon (with an additional approximately 12.2% owned by Chesapeake Insurance Company Limited). All such stock was cancelled upon the effectiveness of such plan. Sharon owned approximately 85% of the outstanding common stock of its subsidiary, Alaska Gold Company ("Alaska Gold"). In connection with the Sharon Reorganization Plan, such stock was transferred to a newly-formed entity owned by certain creditors of Sharon. Sharon and its subsidiaries had previously ceased to be subsidiaries of NVF in January 1988 by reason of the appointment of a trustee for Sharon in its proceedings under the Bankruptcy Code.

     Until April 23, 1993, Victor Posner and related entities owned 46% of the voting stock of DWG. Half of such stock was sold on April 23, 1993 to an unrelated entity and the remainder was exchanged for non-voting cumulative preferred stock of DWG and on such date DWG and its subsidiaries ceased to be affiliates of the Company. While controlled by Victor Posner, DWG was a holding company which owned approximately 71.1% of its subsidiary, Southeastern, 58.6% of its subsidiary, Wilson, 100% of its subsidiaries, National Propane, Citrus Acquisition Corporation and Home Furnishing Acquisition Corporation, 51% of its subsidiary Graniteville Company (with the remaining 49% owned by Southeastern) and 94.6% of CFC Holdings Corp. (with the remaining 5.4% owned by Southeastern) which owned 100% of Royal Crown Corporation (formerly Chesapeake Financial Corporation) and Chesapeake Insurance Company Limited.

     Prior to the establishment of the Voting Trust herein described and the transfer of the shares of the Company into the trust, Victor Posner could have been deemed to be a "parent" of the Company, NVF, APL and their respective subsidiaries, and all such companies could have been deemed to be "affiliates" of each other. See "Involvement in Certain Legal Proceedings--Actions Involving Fischbach."

     The principal businesses of such corporations are, or were, as follows:

     NVF has been a leader in the manufacture and sale of vulcanized fiber and also manufactures industrial laminated plastics, material handling containers and fine papers. In August 1993, NVF filed a petition for reorganization under Chapter 11 of the Bankruptcy Code. The NVF bankruptcy case is pending in the United States Bankruptcy Court for the District of Delaware. A disclosure statement proposing a plan of reorganization of NVF has been approved and a confirmation hearing has been scheduled for April 25, 1996. Under the proposed plan of reorganization all of the outstanding stock of NVF will be cancelled. Following confirmation, the reorganized company will either issue shares of its capital stock to a wholly-owned subsidiary of SMC which will then own all of the newly issued shares of NVF or, if the sale to SMC's subsidiary does not occur, NVF will issue shares to its creditors. The plan's proponents support the sale to SMC.

     DWG was a holding company which, until April 23, 1993, provided certain services for some of the affiliated companies listed herein, and whose principal subsidiaries were Southeastern, Wilson, National Propane, Citrus Acquisition Corporation, Home Furnishing Acquisition Corporation, Graniteville Company and CFC Holdings Corp. Southeastern's principal activities were conducted by its Utility and Municipal Services Group, which provided a variety of services to electrical and telephone utilities and municipalities, including tree maintenance services, installation of underground cable and conduit and refurbishment of concrete structures, its Refrigeration Group, which operated cold storage facilities and manufactured and sold ice, its LP Gas Group, which distributed and sold liquified petroleum gas and its Natural Gas and Oil Group, which had working and royalty interests in natural gas and oil producing properties. Wilson was a holding company which, through its subsidiaries, engaged in the specialty decoration of glass and ceramic items and the design, manufacture and servicing of overhead industrial cranes. National Propane was a distributor of liquified petroleum gas for residential and commercial use. Citrus Acquisition Corporation owned grapefruit groves and, until the sale of certain operations in December 1992, also processed and distributed citrus products under ADAMS and VINTAGE labels. Home Furnishing Acquisition Corporation manufactured and distributed FREDERICK COOPER and TYNDALE lamps and, until the sales in July 1992 of the operations of two of its subsidiaries, also manufactured and distributed NATIONAL picture frames and framed graphics and ATHENS FURNITURE home furnishings. Graniteville Company manufactured, dyed and finished cotton, synthetic and blended (cotton and polyester) fabrics, primarily for the apparel trade. CFC Holdings Corp. was a diversified company whose operations, through subsidiaries of Royal Crown Corporation, included its soft drink business which produced and sold soft drink concentrates under the brand names RC COLA, DIET RC COLA, DIET RITE, CHERRY RC, DIET CHERRY RC, NEHI and UPPER 10, its fast food business which consisted of ARBY's, the largest roast beef restaurant chain in the United States and, through its subsidiary, Chesapeake Insurance Company Limited, its insurance business which provided certain insurance coverage and the reinsurance of certain risks primarily for affiliated companies.

     APL was engaged in the design, production and sale of housewares and giftware made of plastic and the manufacture of building products. On June 25, 1993, creditors of APL commenced an involuntary proceeding under Chapter 7 of the Bankruptcy Code against APL in the United States Bankruptcy Court for the Southern District of Florida. On July 27, 1993, the case was converted to a proceeding under Chapter 11 of the Bankruptcy Code. On February 23, 1994, a Trustee was appointed in such proceeding and, in accordance with Chapter 11 of the Bankruptcy Code, assumed jurisdiction over APL's assets and all powers with respect to APL's business. Upon such appointment, APL's Board of Directors and officers ceased to have any power or authority over the management of APL's business. Certain executive officers and directors of the Company are also executive officers and/or directors of APL. ATEC South, Inc., a subsidiary of APL, filed for bankruptcy protection under Chapter 11 of the Bankruptcy Code on September 2, 1994. On June 8, 1995, the Bankruptcy Court gave final confirmation to a plan of reorganization under which all of the outstanding stock of APL was cancelled. APL ceased to be a public company. The reorganized APL issued shares of new common stock to SMC which is now its sole shareholder. See "Certain Relationships and Business Transactions."

     SMC is a real estate developer and investor in real estate and securities.

     Sharon was, until the effectiveness of the Sharon Reorganization Plan in December 1990, primarily a producer of hot and cold flat rolled steels in carbon and alloy grades, carbon and alloy steels used by the forging industry and coated flat rolled steel and was also engaged in the fabrication and sale of copper and brass products, in natural resource operations, consisting principally of coal mining, and in the manufacture and sale of welded stainless steel pipe and tubing and steel strapping. Alaska Gold mined placer gold principally in Nome, Alaska.

     Until they filed for relief under Chapter 7 of the Bankruptcy Code in February 1992, PEC and Birdsboro may be deemed to have been "affiliates" of the Company. Until such filings, PEC engaged primarily in the engineering and construction of steel-making and processing facilities, the design, engineering and supply of heavy capital equipment for the steel industry and the construction of solid waste management disposal resource recovery facilities and Birdsboro engaged in the sale of spare parts for metal processing machinery equipment and, to a lesser extent, production of machine shop orders.

                    INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS

SETTLEMENT OF DERIVATIVE ACTION

     On July 7, 1993, an order was entered by the United States District Court for the Western District of Pennsylvania approving the Stipulation of Settlement entered into by the parties in connection with the shareholder derivative suit filed in November 1989 on behalf of the Company against its directors. The full Stipulation of Settlement is on file with the Clerk of Courts for the United States District Court for the Western District of Pennsylvania, U.S. Post Office and Courthouse, 8th Floor, Room 829, Seventh Avenue and Grant Street, Pittsburgh, Pennsylvania 15219.

     Pursuant to the Stipulation of Settlement, procedures have been adopted by the Board of Directors to provide for annual review by the Compensation and Human Resources Committee of the compensation of senior management to ensure that such compensation is competitive and to ensure that documentation of the reviews is preserved. The Company also retained compensation consultants which have assisted the Compensation and Human Resources Committee and the Board in the setting of compensation. Procedures also were implemented to ensure that regular shareholder meetings are held and regular shareholder reports are issued.

     In accordance with the Stipulation of Settlement, Phillip H. Smith, Alexander Stuart and Leo L. Wallberg, Jr. were elected in 1993 to serve three year terms as directors of the Company. Pursuant to the Stipulation of Settlement, Messrs. Smith and Wallberg were appointed to the Company's Executive and Audit Committees and Messrs. Smith and Stuart were appointed to the Company's Compensation and Human Resources and Intercompany and Subsidiary Transactions Committees.

     The Stipulation of Settlement imposed a number of restrictions upon Victor Posner's compensation. Upon the court's approval of the settlement on July 7, 1993, Mr. Posner's compensation was subjected to the following limitations for the fiscal years 1993 through 1997: (i) base salary was not to exceed $350,000 in any one year; (ii) annual bonuses were not to exceed the lesser of (A) $150,000 or (B) 5% of the Company's net profits before taxes and incentive compensation, provided that the bonus could exceed $150,000 if the aggregate of base salary and bonus for such year did not exceed $500,000; and (iii) Mr. Posner could participate in duly recommended long-term incentive programs, but only on a basis consistent with other senior management. Pursuant to the Stipulation of Settlement, with the Compensation and Human Resources Committee's concurrence, the Board could award additional compensation to Mr. Posner for contributions that resulted in extraordinary performance by the Company and materially increased value to the Company's shareholders. The Stipulation of Settlement also provided that the amount of bonus to be paid to Mr. Posner in 1993 out of an existing pool under the Company's incentive compensation plan was to be determined by the Compensation and Human Resources Committee and the newly constituted Board of Directors and could be less or more than the $240,000 previously allocated to Mr. Posner. Mr. Posner, however, resigned as an officer and director of the Company on January 4, 1994 and is no longer receiving any compensation from the Company. See "Actions Involving Fischbach."

     On February 22, 1995, Phillip H. Smith filed a motion to intervene in the previously settled shareholder derivative suit. At that time he also filed a motion for a preliminary injunction wherein he alleged Victor Posner, Brenda N. Castellano, Milton Deaner, Bernard Posner, Martin J. Posner, Melvin Colvin, A.A. Fornataro, Donald L. Hoylman and the Company's outside counsel, as agent for the foregoing individuals, conspired to have Mr. Smith removed from the Company's Board of Directors and the Independent Committee. Mr. Smith further alleged that such persons conspired to thwart the intent of the Stipulation of Settlement and interfered with his ability to govern the Company in an independent manner. Mr. Smith sought an injunction prohibiting such individuals from "violating the intent and spirit of the Stipulation of Settlement by removing him from the Salem Board of Directors and any of the committees on which he currently serves" or "by interfering with, or taking steps to prevent or limit, his ability to act as an independent director on the Salem Board of Directors." Mr. Smith acknowledged in his motion that counsel for the Company had previously stated in a letter to Mr. Smith and other directors and in a conversation with his counsel that it was their recommendation that the Board of Directors take no action to remove Mr. Smith as a member.

     On March 3, 1995, Mr. Smith withdrew without prejudice his motions for preliminary injunction and leave to intervene after receiving written assurances that (i) the directors named in Mr. Smith's motions agreed to continue to abide by the terms of the Stipulation of Settlement, (ii) Mr. Smith retained the same rights, privileges and protections under the Company's Bylaws and applicable corporate law as the Company's other directors, and (iii) the named directors would take steps to assure that Mr. Smith's legal expenses not in excess of $13,000 incurred in connection with his motions for preliminary injunction and leave to intervene be reimbursed by the Company upon formal approval by the Company's Board of Directors.

ACTIONS INVOLVING FISCHBACH

     On December 29, 1993, judgment was entered by the United States District Court for the Southern District of New York in favor of the SEC and against Victor Posner and his son, Steven Posner, in a civil action brought by the SEC in September 1988 against the Posners, PEC and others. The United States Court of Appeals for the Second Circuit affirmed the lower court's judgment. A petition for certiorari was denied by the United States Supreme Court in October 1994.

     Pursuant to the judgment, the Posners have been enjoined from violating various provisions of the federal securities laws, barred from serving as officers or directors of any reporting company under the Exchange Act, ordered to disgorge approximately $4,000,000 which had been paid by Fischbach to the Posners as compensation and to place certain securities owned by them into a voting trust.

     On February 18, 1994, the District Court entered a trust order under which Victor Posner and Steven Posner were required to deliver to the Trustee all voting securities ("Trust Securities") they own, directly or indirectly, in any company they control (as defined in the Exchange Act) which has a class of securities registered under Section 12 of the Exchange Act or which is required to file reports pursuant to Section 15(d) of the Exchange Act. Salem Corporation is such a company. Under the terms of the Voting Trust, the Trustee is required to vote all Trust Securities upon any proposal (other than the election of directors) submitted to a vote of security holders in proportion to the votes cast by the other holders. As an example, if 51% of the votes cast by the other holders are in favor of a proposal and 49% are against it, 51% of the Trust Securities are to be voted in favor of the proposal and 49% are to be voted against the proposal. Similarly, in the election of directors where cumulative voting is not provided for, the Trust Securities are to be voted in the same proportion for each nominee as the other security holders vote. Where cumulative voting is permitted (as is the case with the Company), to the greatest extent possible, the Trust Securities are to be voted in proportion to the votes cast for those nominees who would have been elected had the Trust Securities not been voted. Notwithstanding the foregoing, unless otherwise ordered by the District Court, the Trustee, in his sole discretion, may depart from the proportionate voting provisions of the Voting Trust in any manner he deems necessary in order to act in accordance with the purposes of the District Court's judgment. The Trustee must give ten days' advance written notice to the District Court, the SEC, Victor Posner and Steven Posner before voting any of the Trust Securities in such manner.

     By letter dated June 26, 1995, the Trustee advised the District Court that if a merger proposal were made for the Company, the Trustee likely would follow Mr. Posner's instructions in regard to voting on a merger, unless otherwise instructed by the court. On June 30, 1995, the District Court entered an Order instructing that "with respect to all proposed transactions that require shareholder approval . . . [t]he Trustee has, in all cases, the right and the duty to vote Victor Posner's shares proportionately, which Victor Posner may not question." The District Court further ordered that Mr. Posner "continues to retain the right to bid for himself or to make his own offer with respect to any such transaction." On March 8, 1996, the United States Court of Appeals for the Second Circuit entered a Summary Order affirming the District Court's order.

     The Trustee is not permitted to sell, transfer or encumber the Trust Securities. Victor Posner and Steven Posner, however, are not restricted in their ability to direct that Trust Securities be sold, transferred or pledged to unrelated parties. If an issuer of Trust Securities ceases to be a reporting company under the Exchange Act, such securities are no longer to be subject to the Voting Trust and are to be returned to the Posners. Unless sooner terminated by the agreement of Victor Posner, Steven Posner and the SEC, and an order of the District Court, the Voting Trust will terminate with respect to Trust Securities owned by Victor Posner upon his death and with respect to Steven Posner's Trust Securities upon his death.

     On January 19, 1995 a Formal Order of Private Investigation was issued by the SEC concerning the Company. The Order and the investigation were intended to be confidential. All of the Company's directors have been deposed by the SEC and were required to produce documents concerning, among other things, their activities as directors of the Company and communications with Victor Posner, if any. The Order states that information has been reported to the SEC tending to show possible violations by the Company, its officers, directors, employees and affiliates and others of Sections 10(b), 13(a) and 14(e) of the Exchange Act and Rules 10b-5, 13a-1 and 13a-13 thereunder by failing to adequately disclose the role of Victor Posner in the management of the Company and by conspiring to hold down the price of the Company's Common Stock in order to enable Victor Posner to take the Company private at a less expensive price. The Company is unaware of evidence that any of the alleged violations has occurred, but believes the investigation is ongoing.

ACTIONS INVOLVING PEC

     On February 4, 1992, PEC and its subsidiaries, Birdsboro and Lectromelt Corporation, filed petitions for relief under Chapter 7 of the Bankruptcy Code in the United States Bankruptcy Court for the Western District of Pennsylvania. A Trustee was appointed in such proceedings on February 7, 1992. In accordance with Chapter 7 of the Bankruptcy Code, upon such appointment the Trustee assumed jurisdiction over the assets and all powers with respect to the business of PEC and its subsidiaries and their respective boards of directors and officers ceased to have any power or authority with respect to the management of PEC. Until the appointment of such Trustee and, as described elsewhere herein, Marco
B. Loffredo, Jr., Melvin R. Colvin and Bernard I. Posner were directors of PEC and Birdsboro and Melvin R. Colvin and Bernard I. Posner served as Senior Vice Presidents of PEC and Birdsboro.

     On May 7, 1993, the United States District Court for the Southern District of New York authorized the Trustee in the Chapter 7 proceeding of PEC to be substituted for, and pursue a derivative action originally filed by, Sadie Rubin and Julie Stone against Victor Posner and others. The action sought to recover damages allegedly suffered by PEC as a result of the Fischbach transactions described above. See "Actions Involving Fischbach."

     On February 2, 1994, the Trustee in the Chapter 7 proceeding of PEC and its subsidiaries filed a petition for an accounting in the Court of Chancery of the State of Delaware in and for New Castle County. In that petition, the Trustee asked the Court to order an accounting of the administration and termination of the Stipulation of Settlement dated May 1, 1987, as amended, entered into by the parties to a stockholders' derivative action filed on behalf of NVF, Sharon, APL, Southeastern, Wilson, PEC, Birdsboro, DWG and their respective subsidiaries against officers and directors of such corporations. Pursuant to such settlement, the Ad Hoc Intercorporate Transaction and Common Officer Compensation Committee was created and subsequently dissolved in April 1993. The Committee had been charged with monitoring and approving Victor Posner's compensation within specified limits and approving transactions among and between Mr. Posner and such corporations. The Trustee alleged that PEC and Birdsboro were entitled to recover funds due to the failure of the Committee to function in accordance with the terms of the settlement and that a full accounting was necessary.

     On February 3, 1994, the Trustee in the Chapter 7 proceeding of PEC and its subsidiaries commenced a civil action in the United States District Court for the Western District of Pennsylvania against Victor Posner, the directors of PEC and others alleging, among other things, violations of the Racketeer Influenced and Corrupt Organization Act and breach of fiduciary duties in the management of PEC and its subsidiaries.

     By agreement entered into in May 1994, all three of the above-described actions involving PEC and its subsidiaries were settled. Under the terms of the settlement, Victor Posner paid a total of $21,000,000 to the Trustee and releases were given to all defendants by the Trustee. Such settlement has been approved by the United States District Courts for the Southern District of New York and the Western District of Pennsylvania and the petition for an accounting has been withdrawn in the Court of Chancery of the State of Delaware.

ACTIONS INVOLVING NVF

     On May 26, 1994, the Official Committee of Unsecured Creditors of NVF filed a complaint in the United States Bankruptcy Court for the District of Delaware against Victor Posner, other directors of NVF and others. The complaint alleges, among other things, breaches of fiduciary duty, waste of corporate assets, breach of contract and fraudulent conveyance. After extensive discovery and rulings on various motions, the litigation was settled by the payment of $20,750,000 by Victor Posner into an escrow account to be distributed to satisfy claims against the bankruptcy estate of NVF. The action against all directors and other defendants was dismissed with prejudice. This settlement was approved by the United States Bankruptcy Court for the State of Delaware on November 29, 1995 and by the United States District Court for the State of Delaware on December 15, 1995.

     See "Certain Relationships and Business Transactions" for a description of legal proceedings involving APL and its subsidiary, ATEC South, Inc.

                             EXECUTIVE COMPENSATION

     The following Summary Compensation Table sets forth compensation earned by the two most highly compensated executive officers of the Company (no other executive officer of the Company having had total annual salary and bonus in excess of $100,000 in the most recently completed fiscal year) during the fiscal years ended December 31, 1995, 1994 and 1993 for services rendered in all capacities to the Company and its subsidiaries.

                           SUMMARY COMPENSATION TABLE

                                           ANNUAL COMPENSATION                   LONG TERM COMPENSATION(1)
                                ------------------------------------------    --------------------------------
                                                                 OTHER           LONG TERM
                                                                 ANNUAL       INCENTIVE PLAN       ALL OTHER
          NAME AND              FISCAL              BONUS     COMPENSATION        PAYOUTS        COMPENSATION
     PRINCIPAL POSITION         YEAR    SALARY($)   ($)(2)       ($)(3)             ($)             ($)(4)
- -----------------------------   -----   --------   --------   ------------    ---------------    -------------
A. A. Fornataro..............   1995     221,333    110,667        --                --              4,500
  President and                 1994     203,500    236,905        --                --              9,750
  Chief Operating Officer       1993     170,833     75,000        --                --              5,125

Donald L. Hoylman............   1995     168,000     80,711        --                --              4,500
  Group Vice President          1994     146,500    151,940        --                --              7,234
                                1993     132,667     46,588        --                --              3,980

- ---------
(1) The section of the table entitled "Long-Term Compensation Awards," which is designated for the reporting of restricted stock, options and stock appreciation rights awards, has been omitted as no such compensation of a type required to be reported thereunder was earned by any of the named executive officers during the period covered by the table. See "Report of the Compensation and Human Resources Committee on Executive Compensation."

(2) The Company has a Management Incentive Plan in which certain officers of the Company participate. Such plan contains a formula based on operating earnings and earnings from sales of assets providing for an annual accrual under such formula of a bonus pool for management incentive awards. Approximately $540,000 was accrued under the Company's Management Incentive Plan in respect of 1995, all or a portion of which will be paid in 1996. Other officers of the Company, who are also presidents of the Company's operating subsidiaries, participate in annual profit sharing plans for which payments are based on the results of operations for the respective subsidiaries. See "Report of the Compensation and Human Resources Committee on Executive Compensation."

(3) Does not include any perquisite or other personal benefit to any named executive officer because the aggregate amount of such compensation did not exceed the lesser of either $50,000 or 10% of the total annual salary and bonus reported in the table.


(4) Represents Company contributions to the Company's defined contribution salaried retirement savings plan and includes a 2% supplemental contribution, made to all salaried employees in 1995, in recognition of the Company's performance in 1994.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Marco B. Loffredo, Jr. is a member of the Compensation and Human Resources Committee of the Company's Board of Directors. He was elected Chairman of the Board of Directors on April 26, 1994 and has served as the Secretary of the Company since June 1993.

PENSION PLANS

     Certain of the individuals named in the Summary Compensation Table set forth above and certain other executive officers of the Company were covered by the Company's defined benefit retirement plan which was terminated effective June 1, 1987. The Company purchased non-participating annuity contracts from an insurance company which provide for the payment of terminated plan benefits.

     The following table sets forth the amount of the accrued and fully vested lifetime benefit payable at age 65 or at their respective retirement dates as of the date of plan termination for each of the individuals named in the Summary Compensation Table set forth above who participated in such terminated plan:

                                                                     ACCRUED MONTHLY
                                                                         BENEFIT
                                                                     ---------------
        A. A. Fornataro............................................      $ 2,853
        Donald L. Hoylman..........................................      $ 3,544

     The Company has a Retirement Savings Plan (401(k) defined contribution plan) for all salaried employees who are eligible to participate. Employees may contribute from 1% to 17% of their pre-tax total compensation, excluding overtime, bonuses and other special compensation. The Company makes a contribution of 3% of base compensation of employees participating in such plan and may make an additional contribution equal to 2% of base compensation of all eligible employees. Employer contributions are immediately vested. Benefits are paid in cash lump-sum amounts or under various annuity options. Company contributions credited to the named executive officers in 1995 have been included in the Summary Compensation Table set forth above.

            REPORT OF THE COMPENSATION AND HUMAN RESOURCES COMMITTEE
                           ON EXECUTIVE COMPENSATION

     The Compensation and Human Resources Committee (the "Committee") of the Board of Directors is composed of the Company's Chairman and two non-employee directors who were appointed to the Committee in accordance with the terms of settlement of a shareholders' derivative suit on July 7, 1993 in the United States District Court for the Western District of Pennsylvania. Under the settlement, the Committee is charged with the responsibility of, among other things, reviewing the compensation of senior management to insure that it remains competitive. The Committee considers and makes recommendations to the Board of Directors concerning general compensation policies and benefit plans and specifically recommends salary levels and bonus awards for executive officers of the Company. The Committee's salary and bonus recommendations during 1995 were approved by the Board without modification.

     The Company's executive compensation program is intended to promote the following objectives:

     - To provide competitive compensation that will attract, retain and motivate qualified executives.

     - To align management's interests with the success of the Company by making a significant portion of executive compensation dependent upon the Company's performance.

     The Committee believes the Company's executive compensation program provides an overall level of compensation that is very competitive within its industry and among companies of comparable size. To ensure that the Company's compensation remains competitive, working with an independent compensation consultant, from time to time the Committee reviews its compensation practices and compares them with those of companies within the manufacturing industries.

     At this time, the Company's executive compensation program consists of base salary and cash bonuses. Executives are also entitled to participate in all employee benefit programs generally available to other full-time employees of the Company including the Company's 401(k) retirement savings plan. During 1995, the Committee recommended and the Board approved the making by the Company of a 2% supplemental contribution to the 401(k) plan in recognition of the Company's excellent performance in 1994.

     The Committee is in the process of reexamining a number of types of long-term incentive compensation programs and possible modifications to the Company's short-term bonus plans which were originally presented to the Board of Directors at its meeting held December 9, 1994. The Board decided to defer action on such matters at such time. The Committee is preparing to resubmit appropriate proposals to the Board and is also evaluating deferred compensation and other supplemental retirement arrangements for key management personnel for possible recommendation to the Board.

SALARIES

     It is the Committee's policy to review executive salaries annually. In its review, the Committee considers the Company's President and Chief Operating Officer's performance during the year and the performance of the other senior executives and his recommendations for any adjustments to their base salaries. The Committee attempts to set base salaries within the mid-range of salaries of executive officers with comparable qualifications, responsibilities and experience at other companies of similar size and in similar businesses. Many of the companies included in the Dow Jones Industrial Diversified Index, which is used to compare shareholder returns in the Stock Performance Graph set forth below, are substantially larger than the Company and do not necessarily represent the Company's direct competition for executive talent. As a result, the survey data used by the Committee does not always correspond to such index.

     Using the independent survey data as a reference point, salary determinations are made based upon the Company's financial performance and upon a subjective evaluation of the individual's performance. Using this process, the Committee recommended, and the Board of Directors approved, increases in the base salaries of each of the executives named in the Summary Compensation Table effective May 1, 1995.

BONUSES

     The Company and its subsidiaries maintain short-term incentive compensation plans. Under each of the subsidiary plans in which members of senior management participate, a bonus pool is distributed quarterly and is in an amount equal to
(i) 5% of the subsidiary's "pre-tax net income" (as defined in the plan, prior to profit sharing provisions and corporate overhead expense allocations) until a 20% return on average net assets is achieved, plus (ii) 15% of earnings in excess of the 20% return on average net assets, subject to an overall limitation of 10% of pre-tax net income. Most of the plans also provide that no bonuses will be paid until the quarterly pre-tax net income of the respective subsidiary exceeds $25,000. Under each of the plans, 25% of the bonus pool is allocated to the subsidiary's president, subject to review by the Company's President and Chief Operating Officer. In no event, however, may the bonus under these plans exceed 50% of an individual's base salary.

     The Company also maintains a Management Incentive Plan. The stated objectives of the Management Incentive Plan are (i) to encourage the development of aggressive growth-oriented business plans and strategies consistent with the philosophies of the Board of Directors, (ii) to motivate exemplary commitment and performance of managerial personnel, (iii) to provide a competitive level of remuneration to managerial personnel who have made a meaningful contribution to the Company's financial results and business objectives, and (iv) to provide the Company's shareholders with an optimum return on their investment by maximizing the long-term growth and profitability of the Company. Subject to Board approval and considering the recommendations of the Company's President and Chief Operating Officer, the Committee determines the employees who will participate in the Plan.

     Under the Management Incentive Plan, the bonus pool consists of two classes as established by the Board of Directors. One of the classes is based on the Company's operating earnings (not to exceed 10% of such earnings) and the other is based upon earnings, if any, from asset sales or other dispositions of assets not in the ordinary course of business (not to exceed 10% of such earnings). Amounts awarded under the Plan are subject to Board approval following review and recommendation by the Committee. During 1995, the Company awarded bonuses from the bonus pool which had been accrued for 1994. In making such awards, the Committee considered the Company's performance, award recommendations given by the Company's President and Chief Operating Officer, job responsibilities, cash compensation and other perquisites of the individuals eligible to receive awards and the need to provide incentive and retain key personnel. In making an award to the Company's President and Chief Operating Officer, the Committee considered his partial attainment of goals established for him by the Committee. The Company's President and Chief Operating Officer also serves as President of the Company's subsidiary, Herr-Voss Corporation, and the Company's Group Vice President serves as President of its Minerals Processing Group. In making awards to them, the Committee also considered the bonuses they received in the Herr-Voss Corporation and Minerals Processing Group short-term incentive compensation plans.

     During 1995, the Committee set a number of specific objectives upon which the 1995 bonus awards under the Company's Management Incentive Plan will be determined. During 1995, a bonus pool of approximately $540,000 was accrued under the Plan but no bonuses have yet been awarded or paid. The Committee plans to consider bonus awards at its meeting in May, 1996. In summary, a total of approximately $540,000 has been accrued for 1995 bonuses under the Plan and bonuses aggregating $191,378 have been paid during 1995 under the subsidiaries' short-term bonus plans to the executives named in the Summary Compensation Table.

CHIEF EXECUTIVE OFFICER

     Victor Posner resigned as the Company's Chief Executive Officer on January 4, 1994 and this position has not been filled. Under the terms of the Company's Management Incentive Plan, because Mr. Posner was no longer employed by the Company, he was not entitled to receive, and did not receive, any bonus payments for 1993, 1994 or 1995.

LIMITATION ON DEDUCTIBILITY OF EXECUTIVE COMPENSATION

     Section 162(m) of the Internal Revenue Code limits the deductibility of compensation in excess of $1,000,000 to the chief executive officer and the four most highly paid executive officers. "Performance-based compensation," as defined in the Internal Revenue Code, is not subject to the deductibility limitation provided that certain shareholder approval requirements are met. The Committee anticipates that amounts paid as compensation will continue to be fully deductible because they are expected to remain below the $1,000,000 threshold.

                                               Phillip H. Smith, Chairman
                                               Marco B. Loffredo, Jr.
                                               Alexander Stuart

                            STOCK PERFORMANCE GRAPH

     Set forth below is a graph comparing the yearly change in the cumulative total shareholder return on the Company's Common Stock for the years 1990 through 1995 with the cumulative total returns of the Standard & Poor's 500 Index ("S&P 500") and the Dow Jones Industrial Diversified Index ("Dow Jones"). The graph assumes $100 was invested on December 31, 1990 in the Company's Common Stock and each of the indices and that all dividends were reinvested.

                               SALEM CORPORATION
                      5 YEAR CUMULATIVE SHAREHOLDER RETURN
                         FISCAL YEAR ENDED DECEMBER 31,

                                                    DOW JONES
      MEASUREMENT PERIOD            SALEM          INDUSTRIAL
    (FISCAL YEAR COVERED)        CORPORATION       DIVERSIFIED      S&P 500
1990                                 100              100             100
1991                                 180              124             130
1992                                 273              144             140
1993                                 457              176             154
1994                                 554              161             156
1995                                 718              211             213

                CERTAIN RELATIONSHIPS AND BUSINESS TRANSACTIONS

     The Company, in 1986, purchased for $78,000 a 65% ownership interest in Essex Insurance Co., Ltd. ("Essex") from Chesapeake Insurance Company Limited, which was in turn wholly-owned by CFC Holdings, Corp., a subsidiary of DWG. The remaining 35% of Essex is owned by SMC, which is controlled by Victor Posner. Mr. Posner is the Chairman of the Board of Essex. The share capital of Essex was subsequently increased to $350,000 with the Company investing an additional $149,500, bringing the total cost of its 65% ownership to $227,500. Essex is registered under the Bermuda Insurance Act which requires compliance with various provisions regarding the maintenance of statutory capital and surplus and liquidity. In 1995, reinsurance premiums ceded to Essex were $295,000. Effective July 1, 1995, the Company renewed its coverage for domestic workers' compensation, general liability and automobile insurance. This new program provides $2,000,000 primary and $10,000,000 umbrella coverage with deductibles of $250,000 for automobile and workers' compensation claims and $350,000 for general liability claims. Additionally, there is a combined aggregate $3,000,000 cap on deductibles. The new program resulted in a discontinuance by the Company of the use of Essex as a reinsurer. Essex will continue, however, to provide reinsurance for claims incurred prior to July 1, 1995. In July 1994, Essex received claims for property damage to residences wherein Victor Posner is the claimant. The claims are based on homeowners policies issued by Essex and currently aggregate approximately $885,000. However, in the opinion of Essex's legal counsel and other outside legal counsel, such policies may be considered invalid. In December 1995, Essex filed a declaratory action in the Bermuda courts seeking a judicial determination of the validity of the insurance policies. Reserves at Essex have been established for reimbursement of insurance premiums paid by Mr. Posner with respect to such policies, including interest thereon.

     In November 1988, the Company acquired, by assignment from Mellon Bank, N.A., industrial revenue bonds totaling $2.4 million in principal amount which are the obligation of ATEC South, Inc. ("ATEC"), a wholly-owned subsidiary of APL, which may be deemed to be an affiliate of the Company. Equal payments of principal and interest on the unpaid balance were to be made monthly until March 1, 1993 with a balloon payment of $1.1 million due on that date. Interest is calculated at 72% of the Mellon Bank, N.A. prime rate (adjusted by formula for any changes in the corporate federal income tax rate from 1982 to the current year). The bonds are secured by promissory notes which, in turn, are secured by first lien rights on the real property, furniture, fixtures, machinery and equipment of ATEC. No payments of principal or interest have been received by the Company since May 1992 and the balloon payment is past due. The Company received $35,000 in March 1992 and an additional $418,000 in May 1992 from the sale, by ATEC, of equipment the proceeds of which were applied to accrued and unpaid interest on such bonds. Valuation reserves were previously established on account of such investment. Interest due and owing on such bonds is fully reserved. The bonds were guaranteed by APL. APL filed for protection under Chapter 11 of the Bankruptcy Code in July 1993 and a Trustee in such proceeding was appointed in February 1994. In February 1994, the Committee of Unsecured Creditors in the APL bankruptcy proceeding filed a complaint seeking to subordinate any claim of the Company to payment from APL or ATEC. On September 2, 1994, ATEC filed for bankruptcy protection under Chapter 11 of the Bankruptcy Code. In November 1994, an order was entered by the bankruptcy court granting the Trustee's motion to compromise the controversy among APL, ATEC and the Company. Pursuant to the order, the Company was dismissed from the action brought by the Committee of Unsecured Creditors and withdrew its claims against APL and ATEC. In return, APL and ATEC have abandoned their interest in the real property securing the bonds. The Company will determine whether to foreclose upon the property following an assessment of potential environmental liability and other costs.

                                 MISCELLANEOUS

SHAREHOLDER'S PROPOSAL FOR NEXT ANNUAL MEETING

     Any proposal of a shareholder intended to be presented at the Company's next Annual Meeting must comply with all of the requirements of the rules of the SEC promulgated under the Exchange Act and must be received by the Company for inclusion in the Proxy Statement and form of proxy for that meeting no later than December 10, 1996 or, if the date of such meeting is changed by more than 30 days from such anticipated date, a reasonable time before the solicitation of proxies for such meeting is made.

SOLICITATION OF PROXIES

     The cost of soliciting proxies will be borne by the Company. Following the original mailing of proxy soliciting material, regular employees of the Company, for no additional compensation, may solicit proxies by mail, telephone, telegraph and personal interview. Arrangements may also be made with brokerage houses and other custodians, nominees and fiduciaries which are holders of record of the Company's stock to forward proxy soliciting material and annual reports to the beneficial owners of such stock, and the Company may reimburse such holders for their reasonable expenses incurred in such forwarding.

OTHER MATTERS

     As of the date of this Proxy Statement, the management of the Company does not intend to present, and has no knowledge that others will present, any business other than as stated in the notice of the meeting. If any other business is properly presented to the meeting, the persons named as proxies in the accompanying proxy card will vote upon such business according to their best judgment, so long as the proxy card is in substantially the form accompanying the Proxy Statement.

     THE COMPANY HAS MAILED HEREWITH TO SHAREHOLDERS OF RECORD ON APRIL 8, 1996 THE COMPANY'S ANNUAL REPORT TO SHAREHOLDERS FOR THE FISCAL YEAR ENDED DECEMBER 31, 1995, WHICH INCLUDES THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR SUCH FISCAL YEAR AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING FINANCIAL STATEMENTS. THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON WHO IS A BENEFICIAL OWNER OF THE COMPANY'S COMMON STOCK, AS OF APRIL 8, 1996, ON THE WRITTEN REQUEST OF ANY SUCH PERSON, A COPY OF THE ANNUAL REPORT OF THE COMPANY ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1995, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE FINANCIAL STATEMENTS AND THE SCHEDULES THERETO. ALL SUCH REQUESTS SHOULD BE DIRECTED TO MARCO B. LOFFREDO, JR., SECRETARY, SALEM CORPORATION, P.O. BOX 2222, PITTSBURGH, PENNSYLVANIA 15230. EACH SUCH REQUEST MUST CONTAIN A REPRESENTATION THAT, AS OF APRIL 8, 1996, THE PERSON MAKING SUCH REQUEST WAS A BENEFICIAL OWNER OF COMMON STOCK OF THE COMPANY ENTITLED TO VOTE AT THE ANNUAL MEETING OF SHAREHOLDERS.

                                               By Order of the Board of
                                               Directors

                                               SALEM CORPORATION

                                               /s/ MARCO B. LOFFREDO, JR

                                               Marco B. Loffredo, Jr.
                                               Secretary
April 9, 1996.

                                                                     Appendix A


                               SALEM CORPORATION
                           MANAGEMENT INCENTIVE PLAN

     I.  COMPENSATION PHILOSOPHY

         The Company believes that employees in general and executives in particular will and do respond positively to business challenges assuming that a reward system is in place which is understandable and responsive. The Company also believes that for a compensation philosophy to be effective, it must feature a means by which performance against objective standards can be measured, and should also consider both short and long term organizational goals which are in the interest of the Company's employees and shareholders.

     II. PLAN DESIGN AND OBJECTIVES

         A. The Salem Company Management Incentive Plan, hereafter referred to as the "Plan", is designed with the goal of affording managerial personnel with the opportunity for annual remuneration above base salary and to establish a competitive overall pay-for-performance based compensation plan within its industry segments. Such plan shall become effective for the fiscal year ending December 31, 1988.


         B.  The various objectives of the Plan are to:

             1. Encourage the development of aggressive, growth-oriented business plans and strategies consistent with philosophies of the Board of Directors.

             2. Motivate exemplary commitment and performance of managerial personnel.

             3. Provide a competitive level of remuneration to those managerial personnel who have made a meaningful contribution to the Company's financial results and business objectives.

             4. Provide the Company's shareholders with an optimum return on their investment by maximizing the long term growth and profitability of the Company.

         C. The Plan shall encompass two elements of performance for the purpose of determining an Incentive Compensation Fund for each fiscal year. The first element shall be based upon "Earnings", and the second element shall be based upon "Earnings from Sales of Assets".

         III.  PARTICIPATION GUIDELINES


               A. Participation under Fund I and/or Fund II of the Plan shall be determined by the Compensation Committee and approved by the Board of Directors.

               B. In each Fiscal Year, the Company's Chief Operating Officer shall identify all employees whose performance has been consistent with the Plan's objectives and shall make his recommendation to the Compensation Committee as to the employees to be included as participants in Fund I and/or Fund II in the Plan. The Compensation Committee shall be responsible for reviewing such recommendation and determining the participants under the Plan. Such participants shall constitute the "Incentive Eligibility Group".

         IV.   INCENTIVE COMPENSATION FUND

               A. For each Fiscal Year the Board of Directors shall establish two separate incentive compensation funds: Fund I shall be primarily in the nature of operating earnings and shall not exceed 10% of Earnings, as defined in the Plan. Fund II shall be based on sales or other dispositions of assets, such as sales of subsidiaries, divisions, investments and other assets not in the ordinary course of business and shall not exceed up to 10% of Earnings from Sales of Assets, as defined in the Plan.


               B. The Company shall accrue not less frequently than quarterly projected amounts applicable to estimated incentive compensation awards based on Earnings and Earnings from Sales of Assets.

               C. Incentive funds established under the Plan for a Fiscal Year but not awarded shall be added to the respective incentive funds for awards in successive years.

           V.  INDIVIDUAL AWARDS

               A. Awards for elected corporate officers of the Company of the level of Vice President or higher of amounts under Fund I and/or Fund II of the Plan shall be approved by the Board of Directors following review and recommendation by the Compensation Committee. The Ad Hoc Intercorporate Transaction and Common Officer Compensation Committee shall also review awards where such review is required.

         B. Awards to other members of the Incentive Eligibility Group shall be approved by the Compensation Committee and shall generally be based upon individual contributions and results, competitive practices (e.g., target percent of base salary for a given responsibility level) and other realistic criteria as they relate to the Company's financial results and/or to the division where the participant is assigned. In general, such other members shall participate only in Fund I.

         C. The Chief Financial Officer shall be responsible for providing the Compensation Committee and Board of Directors with information concerning compensation trends and competitive compensation practices in the lines of business in which the Company is engaged.

         D. Plan participants who voluntarily or involuntarily leave the employ of the Company in advance of the actual payment of incentive compensation for a given fiscal year shall forfeit any and all eligibility for incentive awards under this Plan, other than as provided for in Paragraph VII-E hereunder.

         E. Compensation awards made to individuals under this Plan shall not be considered in calculating or determining retirement or other benefits or coverages which are based upon salary earnings.

         F. In determining the allocation of awards to the Incentive Eligibility Group, the following factors shall be considered:

             1.  Experience;

             2.  Level of responsibility;

             3.  Efforts expended;

             4.  Participation in decision making;

             5.  Contribution of employee to the achievement of profits;

             6.  Past performance;

             7.  Duties and responsibilities;

             8.  Length of employment.

     VI. DEFINITIONS

         A.  "Plan" - means the Salem Corporation Management Incentive Plan.

         B.  "Fiscal Year" - December 31 of each year

         C. "Earnings" - means net earnings before provision for incentive awards under the Plan, equity in net earnings (losses) of affiliates, extra-ordinary items and income taxes. Such amount is exclusive of the pretax gains (losses) realized from the sale of divisions, subsidiaries, investments and other assets not in the ordinary course of business.

         D. "Earnings from Sales of Assets" - mean pretax gains realized from the sales of divisions, subsidiaries, investments and other assets not in the ordinary course of business net of any losses on such sales.

         E. "Compensation Committee" - means a committee appointed by the Board of Directors of three members, at least two of which shall be outside directors.

     VII. ADMINISTRATION

         A.  This Plan shall be administered by the Compensation Committee.

         B. No award shall be made under the Plan except upon review and approval by the Ad Hoc Intercorporate Transaction and Common Officer Compensation Committee if required.

         C. Incentive awards generated under this Plan shall be payable as soon as practicable following the fiscal year closing and verification of financial results.

         D. The Chief Financial Officer shall be responsible for determining and verifying the accuracy of calculation and the accrual of incentive funds and for all accounting activities relating to the Plan.

         E. A participant who retires, dies or is disabled prior to the end of a Fiscal Year, may share (or his heirs may share) in the distribution under the Incentive Compensation Plan on a prorated basis, based on the number of months worked, divided by twelve, multiplied by the amount the participant would have received had the participant worked the entire fiscal year. A participant who retires, dies or is disabled after the end of a Fiscal Year but before an award is distributed may receive (or his heirs may receive) the award for such prior Fiscal Year.

         F. The Board of Directors shall have the right to amend, suspend, reinstate or terminate the Plan, in whole or in part, subject to shareholder approval; provided, however, that no such action adversely affects any right or obligations with respect to any awards theretofore, made.

         G. This Plan shall become effective for the Fiscal Year set forth above and subsequent Fiscal Years upon approval by the Company's shareholders.

   SALEM CORPORATION

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

       The undersigned hereby appoints Leo L. Wallberg, Jr., Milton Deaner and David D. Struth and each of them, with full power of substitution, attorneys and proxies to represent and to vote all shares of Common Stock of Salem Corporation which the undersigned is entitled to vote at the Annual Meeting of Shareholders of Salem Corporation to be held at the Sheraton Bal Harbour, 9701 Collins Avenue, Bal Harbour, Florida on May 9, 1996 at 2:00 P.M., local time, and at any adjournments thereof:

   1. ELECTION OF DIRECTORS:

/ / FOR all nominees listed below
    (except as otherwise instructed         / / AUTHORITY WITHHELD to vote
    below).                                     for all nominees listed below.

   TO SERVE UNTIL 1999: A. A. Fornataro, Donald L. Hoylman, Robert D. McBride
                        and Alexander Stuart

   TO WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE, WRITE THAT NOMINEE'S NAME IN SPACE BELOW:

   --------------------------------------------------------------------------

   2. AMEND MANAGEMENT INCENTIVE PLAN:

            / / FOR          / / AGAINST          / / ABSTAIN

   3. RATIFICATION OF THE SELECTION OF INDEPENDENT AUDITORS:

            / / FOR          / / AGAINST          / / ABSTAIN

                             (Continued and to be signed on the reverse side)



   4. In their discretion, upon such other business as may properly come before the meeting or any adjournment thereof.

   The Board of Directors recommends a vote FOR the election of the nominees for directors named herein and FOR Proposals 2 and 3. This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR the election of Directors, with discretionary authority to cumulate votes, except to the extent authority to do so is withheld as to any one or more Directors, and FOR Proposals 2 and 3.

                                            .......................... [SEAL]

                                            .......................... [SEAL]

                                            This proxy should bear your
                                            signature(s) exactly as your
                                            name(s) appear(s) in the stencil
                                            to the left. When signing as
                                            attorney, executor, administrator,
                                            personal representative, trustee,
                                            guardian or corporate officer,
                                            please give full title. For joint
                                            accounts, each joint owner should
                                            sign.

                                            Date ......................, 1996
                                              PLEASE DATE, SIGN AND RETURN
                                             TODAY IN THE ENCLOSED ENVELOPE.